                                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8

(File Nos. 33-78798, 333-31059 and 333-52995) of Status Properties Inc. of our report dated

March 7, 2003 relating to the financial statements and financial statement schedules, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Austin, Texas

March 28, 2003